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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way
Salt Lake City, Utah 84108
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (801) 584-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

        On June 2, 2005, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Myriad Genetics, Inc. ("Myriad") approved the 2005 fiscal year cash bonuses and 2006 fiscal year annual base salaries effective July 1, 2005, of Myriad's Chief Executive Officer and other executive officers.

        The 2005 fiscal year cash bonuses for Myriad's Chief Executive Officer and other executive officers was determined by the Compensation Committee based upon overall corporate performance together with a subjective assessment by the Compensation Committee of each officer's achievement of goals which relate to the officer's areas of responsibility. The Compensation Committee has not yet established individual performance goals for Myriad's executive officers for fiscal year 2006.

        The fiscal year 2005 base salaries and cash bonuses and the fiscal year 2006 base salaries for Myriad's named executive officers are listed in Exhibit 10.1 filed herewith and incorporated herein by reference. Additional information regarding compensation of Myriad's named executive officers will be included in Myriad's proxy statement to be filed in connection with its 2005 Annual Meeting of Shareholders.

ITEM 9.01 Financial Statements and Exhibits

  (c)
  The following exhibit is filed with this report:

Exhibit Number	Description
10.1	Fiscal year 2005 base salaries and cash bonuses and fiscal year 2006 base salaries for Myriad's named executive officers.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.
Date: June 8, 2005	By:	/s/ PETER D. MELDRUM Peter D. Meldrum President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fiscal year 2005 base salaries and bonuses and fiscal year 2006 base salaries for Myriad's named executive officers.

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  ITEM 1.01 Entry into a Material Definitive Agreement
  ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX